Exhibit 10.1
STANDSTILL AND VOTING AGREEMENT
     This Standstill and Voting Agreement (“Agreement”) is made and entered into on and as of January 5, 2011 (“Effective Date”), by and between Mindspeed Technologies, Inc., a Delaware corporation (“Company”), and the undersigned direct or beneficial holders of Common Stock of the Company (“Stockholders”).
Background Facts
     Effective as of August 9, 2009, the Company has adopted a Section 382 Rights Agreement (“Rights Agreement”). The Board of Directors of the Company (“Board”) adopted the Rights Agreement to protect stockholder value by preserving important tax assets. The Company has generated substantial net operating loss carryovers and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 of the Internal Revenue Code (“Section 382”). In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period. The Rights Agreement was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382. The Rights Agreement is intended to deter any “Person” (as defined in the Rights Agreement) from becoming an “Acquiring Person” (as defined in the Rights Agreement) and thereby jeopardizing the Company’s Tax Benefits. In general, an Acquiring Person is any Person, itself or together with all “Affiliates” (as defined in the Rights Agreement) of such Person, that becomes the “Beneficial Owner” (as defined in the Rights Agreement) of 4.90% or more of Company Stock (as defined in the Rights Agreement). Under the Rights Agreement, a Person shall be deemed to be a Beneficial Owner of any securities or interests in the Company which such Person or any of such Person’s Affiliates or Associates (as defined in the Rights Agreement), directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the effective date of the Rights Agreement, including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Treasury Regulations Section 1.382-3(a)(1).
     Artis Capital Management, L.P. (“Artis Capital”), the general partner and/or investment adviser of certain of the Stockholders, has requested that the Board confirm that neither Artis Capital nor any Stockholder, including their Associates and Affiliates, are deemed to be an Acquiring Person so long as each such Stockholder complies with all of the terms of this Agreement. Subject to and in reliance upon the signatories hereto entering into and remaining in compliance with the terms and conditions set forth in this Agreement, the Company and the Board have considered Artis Capital’s request and are prepared to confirm that no Stockholder shall be deemed to be an Acquiring Person so long as each such Stockholder complies with all of the terms of this Agreement.

AGREEMENT
     In consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:
1. Definitions.
     1.1 For purposes of this Agreement, all terms not defined in this Agreement shall have the same meaning as in the Rights Agreement. The following terms shall have the meanings set forth in this Section 1.
          1.1.1 “Company Acquisition Transaction” means (i) the commencement (within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act) of a tender or exchange offer by a third party for at least 4.9% of the then outstanding capital stock of the Company or any direct or indirect Subsidiary of the Company, (ii) the commencement by a third party of a proxy solicitation with respect to the election of any directors of the Company or with respect to any transaction under clauses (iii) or (iv) of this Section 1.1.1, (iii) any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of the Company or any direct or indirect Subsidiary of the Company (other than in the ordinary course of business), or (iv) any merger, consolidation, business combination, share exchange, reorganization, recapitalization, restructuring, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any direct or indirect Subsidiary of the Company.
          1.1.2 “Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the General Rules and Regulations under the Exchange Act.
          1.1.3 The term “Own” shall mean to beneficially own actually, constructively, through attribution, or otherwise treated as owning, for Section 382 purposes.
          1.1.4 The term “Shares” means all issued and outstanding shares of Company Stock that the Stockholders or any of their Affiliates or Associates collectively Own. In the event of any change in the number of issued and outstanding shares of Company Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares of capital stock into which or for which any or all of the Shares may be changed or exchanged. The Stockholders agree that any shares of Company Stock that any of them or their Affiliates or Associates purchase or that any of them or their Affiliates or Associates Own after the Effective Date and before the termination of this Agreement pursuant to Section 6 shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the Effective Date. Whether any of the Stockholders or any of their Affiliates or Associates Own shares of Company Stock for purposes of this Section 1.1.4 shall be determined by the Board in its sole discretion in the context of the terms of the Rights Agreement (as such may be amended from time to time).

          1.1.5 The term “Voting Shares” shall mean any shares of Company Stock which have voting power and, as of any particular date after the date of this Agreement and before the termination of this Agreement pursuant to Section 6, any Stockholder (together with its Affiliates and Associates) has the power to vote that exceeds the number of shares equal to 4.9% of the outstanding shares of Company Stock on such date.
2. Voting of Voting Shares.
     2.1 Agreement to Vote Shares.
          2.1.1 Each Stockholder hereby covenants and agrees, jointly and severally, that during the period commencing on the Effective Date and continuing until this Agreement terminates pursuant to Section 6, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Stockholder shall (a) appear at the meeting or otherwise cause any and all Voting Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote (or cause to be voted) any and all Voting Shares in accordance with the recommendations of, or instructions provided by, the Board. Each Stockholder hereby further agrees not to enter into any proxy, agreement or understanding with any person or entity the effect of which would be materially inconsistent with or violative of any provision contained in this Section 2.1.
          2.1.2 The parties acknowledge that a Stockholder may grant a proxy or enter into an agreement or understanding with another Stockholder for the purposes of voting Voting Shares as long as (i) the Voting Shares that are the subject of any such proxy, agreement or understanding are voted in compliance with the provisions of this Section 2.1 and Section 2.2; (ii) any such proxy, agreement or understanding will not have the effect of superseding or revoking the Proxy (as defined below) granted by the Stockholders under Section 2.2 and shall be subject and subordinate to the exercise of such Proxy pursuant to Section 2.2; and (iii) the granting of such proxy or entering into such an agreement or understanding would not result in any Stockholder being a “5% shareholder” of the Company for purposes of Section 382.
     2.2 Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (“Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Voting Shares, subject to the other terms of this Agreement. The Proxyholders (as defined in the Proxy) shall be entitled to exercise the rights granted to them in the Proxy in order to vote the Voting Shares in the event and to the extent that the Stockholders fail to vote the Voting Shares in accordance with Section 2.1. Each Stockholder represents, covenants and agrees that, except for (i) the Proxy granted pursuant to the foregoing provisions of this Section 2.2; (ii) any proxy granted by the Stockholder to another Stockholder in compliance with Section 2.1.2; (iii) any proxy or other voting agreement or understanding granted or entered into by the Stockholder to or with the Company’s Board, the Company or any officer thereof; (iii) any proxy or other voting agreement or understanding granted or entered into by the Stockholder with the approval of the Board; or (iv) as contemplated by this Agreement: (a) the Stockholder shall not, during the period commencing on the Effective Date and continuing until this Agreement terminates pursuant to Section 6, grant any proxy or power of attorney, or deposit any Voting Shares into a voting trust or enter into a voting agreement or other voting arrangement, with respect to the voting of the Voting Shares (each a “Voting Proxy”), and (b) Stockholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked.
3. Standstill.
     3.1 Standstill Provisions. Unless and until this Agreement is terminated pursuant to Section 6, none of the Persons comprising the Stockholders will, in any manner, directly or indirectly (except (i) pursuant to a negotiated transaction approved by the Board; or (ii) as may otherwise be approved by the Board), and Artis Capital will cause the other Stockholders (and their Affiliates and Associates) to not:
               (a) make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of the Company or any securities of any Subsidiary or other Affiliate or Associate of the Company (except such transfers between Stockholders in compliance with Section 3.2), (ii) any Company Acquisition Transaction, or (iii) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) or consents with respect to any securities of the Company; the parties acknowledge that (1) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any acquisition of beneficial ownership under clause (i) of this Section 3.1(a) solely by reason of engaging in the sale of such securities in open market transactions in compliance with Section 3.3(a); (2) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any Company Acquisition Transaction under clause (ii) of this Section 3.1(a) or any solicitation of proxies under clause (iii) of this Section 3.1(a) solely by reason of a Stockholder voting its Voting Shares in compliance with Section 2.1.1; and (3) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any solicitation of proxies under clause (iii) of this Section 3.1(a) solely by reason of any solicitation of a proxy, agreement or understanding from another Stockholder regarding the voting of the Voting Shares in compliance with Sections 2.1.1 and 2.1.2;
               (b) nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;
               (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in subsection (a) of this Section 3.1;
               (d) request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 3.1, including this Section 3.1(d);
               (e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in subsections (a), (b), (c) or (d) of this Section 3.1;

               (f) assist, induce or encourage any other Person to take any action referred to in subsections (a), (b), (c) or (d) of this Section 3.1; or
               (g) enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in subsections (a), (b), (c) or (d) of this Section 3.1.
Notwithstanding the foregoing provisions of this Section 3.1, a Stockholder may acquire additional shares of Company Stock (“Additional Shares”) as long as (i) the collective beneficial ownership (as determined by Rule 13d-3 of the Exchange Act Regulations) of the Stockholders as a group does not exceed 14.9% of the outstanding Company Stock at the time of the acquisition of the Additional Shares; (ii) the Stockholders have complied with and are in compliance with all of the provisions of this Agreement at all times prior to and as of the acquisition of any Additional Shares; and (iii) the acquisition of Additional Shares would not result in any one Stockholder, its Affiliates or Associates or any investors in the Stockholders, their Affiliates or Associates or an investor in any Stockholder, as a group becoming a “5% shareholder” of the Company for purposes of Section 382.
Notwithstanding the provisions of Section 3.1(a)(ii), in the event any Person other than a Stockholder or any Affiliate or Associate of any Stockholder shall have commenced any tender offer constituting a Company Acquisition Transaction independent of any action of or participation by any Stockholder or any Affiliate or Associate of any Stockholder, a Stockholder shall not be deemed to participate in such tender offer under clause (ii) of Section 3.1(a) by tendering shares of Company Stock in such tender offer as long as (i) no Stockholder nor any Affiliate or Associate of any Stockholder has otherwise engaged in any actions prohibited by Section 3.1 and (ii) no Stockholder nor any Affiliate or Associate of any Stockholder is at such time otherwise in breach of this Agreement.
Notwithstanding the provisions of Sections 3.1(a) and 3.1(b), a Stockholder shall not be deemed to be in breach of Section 3.1 solely by reason of a Stockholder voting its non-Voting Shares (or soliciting a proxy, agreement or understanding from another Stockholder regarding the voting of its non-Voting Shares) as long as (i) no Stockholder nor any Affiliate or Associate of any Stockholder has otherwise engaged in any actions prohibited by Section 3.1 and (ii) no Stockholder nor any Affiliate or Associate of any Stockholder is at such time otherwise in breach of this Agreement.
     3.2 Section 382 Compliance. Unless and until this Agreement is terminated pursuant to Section 6, no transfers of shares of Company Stock between and among Stockholders shall be permitted if, as a result of any such transfer, any Stockholder or any investor in any Stockholder shall Own shares in an amount that would result in such Stockholder or investor being a “5% shareholder” of the Company for purposes of Section 382. Unless and until this Agreement is terminated pursuant to Section 6, no Stockholder will permit an investor in a Stockholder to acquire interests in any other Stockholder if as a result of such acquisition such investor would become a “5% shareholder” of the Company for purposes of Section 382.

     3.3 Sales of Company Stock. Unless and until this Agreement is terminated pursuant to Section 6, no Stockholder will sell or otherwise transfer any ownership in any shares of Company Stock to any Person not a party to this Agreement except:
               (a) in open market transactions on the NASDAQ Global Stock Market or on such principal stock exchange as the Company Stock is then listed for trading; or if the Company Stock is not listed on any stock exchange at the time, then in transactions effected through trading on an inter-dealer quotation system if the Company Stock is then quoted on such a system, and if not, then through trading on over-the-counter bulletin boards or “pink sheets”; or
               (b) in private transactions and only if any such private transaction is not to any Person or Group who the Stockholder reasonably believes after due inquiry would be Owners or as a result of such transaction would Own more than 4.9% of the then outstanding Company Stock.
     3.4 Confirmation by the Company and the Board. Subject to and in reliance upon the representations, warranties and obligations of the Stockholder under this Agreement, the Board and the Company have confirmed that, as of the Effective Date, neither Artis Capital nor any Stockholder, including their Associates and Affiliates, shall be deemed to be an Acquiring Person and the confirmation by the Company and the Board shall remain in effect so long as each Stockholder complies with all of the terms of this Agreement.
4. Representations and Warranties of the Stockholders. Each Stockholder hereby makes the following representations and warranties, severally and not jointly (except in the case of Section 4.4, Section 4.5 and Section 4.6, which representations and warranties are made jointly and severally by all of the Stockholders):
     4.1 Authority; Validity. The Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder. If this Agreement is being executed in a representative or fiduciary capacity with respect to the Stockholder, the person signing this Agreement has full power and authority to enter into and perform this Agreement.
     4.2 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of, or default by (with or without notice or lapse of time, or both) the Stockholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any encumbrance upon any of the properties or assets of the Stockholder under, any provision of (a) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Stockholder or to which the Stockholder is a party, or (b) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, other than any such conflicts, violations, defaults, rights, or encumbrances that, individually or in the aggregate, would not impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby.
     4.3 Litigation. As of the Effective Date, there is no action pending, or to the knowledge of the Stockholder, threatened with respect to the Stockholder’s ownership of the Shares, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by the Stockholder of his, her or its obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.
     4.4 Ownership of Company Stock. As of the Effective Date, the Stockholders (together with their Affiliates and Associates) “beneficially own” (as determined by Rule 13d-3 of the Exchange Act Regulations) the shares of Company Stock set forth opposite each Stockholder’s name on the signature page hereto subject to the last sentence hereof. On and as of the Effective Date, all such shares of Company Stock are free and clear of any encumbrances that, individually or in the aggregate, would impair the ability of the Stockholders to perform the Stockholders’ obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby. As of the Effective Date, the number of shares of Company Stock set forth on the signature page hereto, are the only shares of Company Stock beneficially owned by the Stockholders (together with their Affiliates and Associates) or over which the Stockholders (together with their Affiliates and Associates) exercise sole or shared voting power. No Stockholder Owns any shares of the outstanding Company Stock other than the amount set forth next to that Stockholder’s name on the signature page hereto. The shares of Company Stock are held by the several Stockholders, as set forth on the signature page hereto and neither Artis Capital or any Affiliate or Associate of Artis Capital Owns any Company Stock other than as a Stockholder. No one Stockholder Owns 4.9% or more of the outstanding Company Stock. No investor in the Stockholders or in any fund controlled, managed or sponsored by Artis Capital or its Affiliates or Associates, Owns 4.9% or more of the outstanding Company Stock. Each Stockholder is a separate economic Owner of the Shares and each Stockholder has a different investment objective or strategy. There is no agreement or understanding between or among the Stockholders or investors in the Stockholders to make a coordinated acquisition of shares of Company Stock. Further, each Stockholder that is a Cayman Islands exempted company has its own board of directors. Artis Capital is the investment adviser to each such Stockholder pursuant to an investment advisor agreement that can be terminated on 60 days’ notice. The limited partnership agreement of each Stockholder that is a limited partnership and the articles of association of each Stockholder that is a Cayman Islands exempted company determine the allocation and distribution of dividends and proceeds from the sale of Company Stock by the Stockholder, which provisions cannot be altered by Artis Capital in its capacity as investment advisor or general partner of any Stockholder, without complying with the provisions regarding amendment of each Stockholder’s limited partnership agreement or articles of association. The Stockholders have in the past and will continue to disclaim beneficial ownership, of the shares of Company Stock, as a “group” on any filings made pursuant to Section 13(d) or Section 16 of the Exchange Act by Artis Capital or any of the other Stockholders.
     4.5 Acquisition of Shares. The Stockholders collectively represent that the shares of Company Stock shown on the signature page hereof were not acquired for the purpose or with the intention of causing the Stockholders (whether collectively or individually) to become an Acquiring Person.
     4.6 Reliance. The Stockholders acknowledge that the Company is relying on the representations and covenants contained herein for purposes of the confirmation provided under Section 3.4 hereof.
     4.7 No Influence or Control. As of the Effective Date, and at all times while this Agreement is in effect, the Stockholders collectively represent that the Stockholders (together with their Affiliates and Associates): (a) have acquired the shares of Company Stock set forth on the signature page hereto in the ordinary course of their respective businesses, (b) have not acquired such shares of Company Stock with the purpose or the effect of changing or influencing the control of the Company, and (c) have not acquired such shares of Company Stock in connection with or as a participant in any transaction having such purpose or effect. As of the Effective Date, the Stockholders collectively represent that the Stockholders (together with their Affiliates and Associates) do not have any actual knowledge that any third party is currently engaged in undertaking a Company Acquisition Transaction. To the extent this Agreement permits any additional acquisition of shares of Company Stock by a Stockholder, the Stockholders further represent that if they (or any of them individually) acquire any additional shares of Company Stock on the Effective Date or at any time following the Effective Date until this Agreement terminates pursuant to Section 6, such acquisition of shares of Company Stock (x) will not be made with the purpose or the effect of changing or influencing the control of the Company, and (y) will not be made in connection with (and none of the Stockholders will be a participant in) any transaction having such purpose or effect.
5. Representations and Warranties of the Company. The Company represents and warrants to each Stockholder that:
     5.1 Authority; Validity. The Company has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company. If this Agreement is being executed in a representative or fiduciary capacity with respect to the Company, the person signing this Agreement has full power and authority to enter into and perform this Agreement.
     5.2 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) require the Company to obtain the consent or approval of any governmental entity, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Company or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Company or pursuant to which any of its assets are bound, or (d) violate any other material agreement to which the Company or any of its subsidiaries is a party.
6. Effectiveness; Termination; Survival.

     6.1 Effectiveness. This Agreement shall become effective upon its execution by each of the Stockholders and the Company.
     6.2 Termination. This Agreement, and the obligations of the Stockholders hereunder, including, without limitation, the Stockholders’ obligations under Section 2 and Section 3 shall terminate: (a) at any time by written consent of each of the Stockholders and the Company, (b) automatically upon the termination of the Rights Agreement whether by the Board or upon its own terms, and (c) upon the delivery to the Company of a certification executed by an authorized officer of each of the Stockholders, certifying that the Stockholders (together with their Affiliates and Associates) collectively own, for purposes of Rule 13d-3 of the Exchange Act Regulations, less than 4.9% of the shares of Company Stock and also Own less than 4.9% of the shares of the Company Stock. The confirmation by the Company and the Board shall continue for only so long as the Stockholders are in compliance with the terms of this Agreement. If the Stockholders violate any provision herein, then the Board shall have the right, in its sole discretion, to revoke the confirmation, upon which the Stockholders shall be an Acquiring Person as defined in and for purposes of the Rights Agreement if any Stockholder otherwise meets the requirements to be deemed an Acquiring Person at such time.
     6.3 Survival. Section 8, Section 9 and Section 10 shall survive the termination of this Agreement for any reason.
7. Additional Stockholders. If, during the period commencing on the Effective Date and continuing until this Agreement terminates pursuant to Section 6, any Affiliate or Associate of any of the Stockholders that is not already a party hereto becomes the Owner of any shares of the Company Stock, or otherwise acquires the ability to exercise sole or shared voting power with respect to any shares of the Company Stock or obtain an economic interest in any shares of Company Stock, then Artis Capital or the Stockholder of which the person is an Affiliate or Associate shall cause the person to become a party to this Agreement by executing and delivering a counterpart signature page hereto and agree to be bound by and subject to the terms and conditions of this Agreement as a “Stockholder,” and the shares of Company Stock acquired by such person shall be deemed shares of Company Stock for all purposes of this Agreement.
8. Additional Agreements. In the event that this Agreement is terminated in accordance with Section 6.2(c), and any of the Stockholders or any of their Affiliates or Associates (whether collectively or individually) thereafter collectively own, for purposes of Rule 13d-3 of the Exchange Act Regulations, 4.9% or more of the outstanding shares of Company Stock or Own 4.9% or more of the shares of Company Stock, then, should the Board exercise its discretionary authority under the Rights Agreement to grant the Stockholders a confirmation or exemption (which the Board is not obligated to grant), the Stockholders (to the extent they are the owners of shares of Company Stock at that time) agree (and agree to compel their Affiliates and Associates, as applicable) to enter into a standstill and voting agreement with the Company on substantially the same terms as set forth herein.
9. Further Assurances. Subject to the terms of this Agreement, from time to time, the Stockholders shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

10. Miscellaneous.
     10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other parties.
     10.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
     10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available upon any such violation, each party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity and each party hereby irrevocably and unconditionally waives any objection to the other parties seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means.
     10.5 Attorney’s Fees. If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.
     10.6 Notices. Unless otherwise specified herein, all notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one (1) business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service, or (d) five (5) business days after being sent by registered or certified mail. All communications shall be sent to the address as set forth on the signature pages hereof or at such other address for a party as shall be specified by like notice.
     10.7 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     10.8 Entire Agreement. This Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.
     10.9 Counterparts. This Agreement may be executed in counterparts and may be delivered by email, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.
     10.10 Captions. The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the Effective Date.

Mindspeed Technologies, Inc.
By:	/s/ Brandi R. Steege
Brandi R. Steege,
Vice President, Legal, and Secretary

Notice Address:
Mindspeed Technologies, Inc. 4000 MacArthur Blvd., East Tower Newport Beach, California 92660 Facsimile No.: (949) 579-3010 Attn: Vice President, Legal, and Secretary

[Remainder of Page Intentionally Left Blank; Signature Pages, Addresses, and
Ownership For Stockholders Follows]

Artis Capital Management, Inc.

By:	/s/ Todd Moodey
	Date:	January 5, 2011
	Name:	Todd Moodey
	Its:	Chief Operating Officer

Artis Capital Management, L.P.
By:	/s/ Todd Moodey
	Date:	January 5, 2011
	Name:	Todd Moodey
	Its:	Chief Operating Officer

/s/ Stuart L. Peterson
Stuart L. Peterson

Artis Partners, L.P.
Artis Partners 2X, L.P.
Artis Partners (Institutional), L.P.
Artis Partners 2X (Institutional), L.P.
Artis Aggressive Growth, L.P.
Artis Aggressive Growth Master Fund, L.P.

By:	Artis Capital Management, L.P. General Partner for Each Fund

By:	/s/ Todd Moodey
	Date:	January 5, 2011
	Name:	Todd Moodey
	Its:	Chief Operating Officer

Artis Partners Ltd.
Artis Partners 2X Ltd.

By:	Artis Capital Management, L.P. Investment Adviser and Attorney-In-Fact for Each Fund

By:	/s/ Todd Moodey
	Date:	January 5, 2011
	Name:	Todd Moodey
	Its:	Chief Operating Officer

Notice Addresses are on the following page.

Notice Address for Stockholders

Artis Partners, L.P.
Artis Partners 2X, L.P.
Artis Partners (Institutional), L.P.
Artis Partners 2X (Institutional), L.P.
Artis Aggressive Growth, L.P.

Notice Address
c/o Artis Capital Management, L.P.
One Market Plaza
Steuart Street Tower, Suite 2700
San Francisco, CA 94105
Tel: 415.344.6200
Fax: 415.977.1799
Artis Partners Ltd.
Artis Partners 2X Ltd.

Registered Address
c/o Goldman Sachs (Cayman) Trust, Ltd.
P.O. Box 896
Harbour Centre, 2nd Floor
North Church Street
George Town, Grand Cayman
Cayman Islands KY1-1108

Notice Address
c/o Artis Capital Management, L.P.
One Market Plaza
Steuart Street Tower, Suite 2700
San Francisco, CA 94105
Tel: 415.344.6200
Fax: 415.977.1799

Artis Aggressive Growth Master Fund, L.P.

Registered Address
c/o Walkers SPV Limited
P.O. Box 908GT
Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands KY1-9002

Notice Address
c/o Artis Capital Management, L.P.
One Market Plaza
Steuart Street Tower, Suite 2700
San Francisco, CA 94105
Tel: 415.344.6200
Fax: 415.977.1799
Artis Capital Management, Inc. Artis Capital Management, L.P. Stuart L. Peterson Notice Address One Market Plaza Steuart Street Tower, Suite 2700 San Francisco, CA 94105.

Number of Shares owned by the Stockholders:

Artis Partners, L.P.	18,459
Artis Partners (Institutional), L.P.	68,308
Artis Partners Ltd.	183,641
Artis Partners 2X, L.P.	79,318
Artis Partners 2X (Institutional), L.P.	482,229
Artis Partners 2X Ltd.	928,121
Artis Aggressive Growth Partners LP	128,457
Artis Aggressive Growth Master Fund LP	195,093

Artis Capital Management, Inc.
Artis Capital Management, L.P.	2,083,626
Stuart L. Peterson

Exhibit A
Irrevocable Proxy
     The undersigned stockholder (“Stockholder”) of Mindspeed Technologies, Inc., a Delaware corporation (“Company”), hereby irrevocably appoints and constitutes Raouf Y. Halim, Bret W. Johnsen and Brandi R. Steege (collectively, the “Proxyholders”), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all Voting Shares (as defined in that certain Standstill and Voting Agreement dated as of December __, 2010 (“Voting Agreement”)) beneficially owned by the Stockholder (including any Voting Shares acquired by Stockholder on or after the date hereof and before the date this proxy terminates) to vote the Voting Shares (as defined in the Voting Agreement) as follows: the Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.
     The proxy granted by Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Stockholder set forth in Section 2.1 of the Voting Agreement and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.
     This proxy will automatically terminate upon the termination of the Voting Agreement in accordance with its terms.
     Except for any proxy granted by the Stockholder to the Board, the Company or any officer thereof, and except as contemplated by the Voting Agreement, upon the execution hereof, all prior proxies given by the undersigned with respect to the Voting Shares are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
     This proxy is irrevocable (to the fullest extent permitted by law) and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.

Dated: December __, 2010